UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

THE PENN TRAFFIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE PENN TRAFFIC COMPANY

1200 State Fair Boulevard
Syracuse, New York 13221-4737

PROXY STATEMENT SUPPLEMENT

This Proxy Statement Supplement is furnished in connection with the solicitation of proxies by the Board of Directors of The Penn Traffic Company, a Delaware corporation (“Penn Traffic” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday July 9, 2008, at 10:00 a.m., Eastern Standard Time, at the Hilton Garden Inn, 6004 Fair Lakes Road, East Syracuse, New York 13057.  This Proxy Statement Supplement amends and supplements our Proxy Statement dated May 30, 2008.  Capitalized terms used but not defined in this Proxy Statement Supplement have the meanings assigned such terms in the Proxy Statement.

In addition to the 8,336,192 shares of our Common Stock issued and outstanding as of the record date and entitled to vote at the annual meeting, there were 10,000 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), outstanding as of the record date.  Each holder of shares of Preferred Stock is entitled to cast that number of votes with regard to such shares of Preferred Stock as is equal to the number of votes that such holder would have been entitled to cast had such holder converted its shares into Common Stock on the record date.  The holders of Preferred Stock will therefore be able to cast an aggregate of 642,266 votes at the annual meeting in respect of such Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to us with respect to beneficial ownership of our voting securities as of February 2, 2008 (unless otherwise indicated) by: (i) each person who beneficially owns 5% or more of any class of our voting securities; (ii) each of our directors; (iii) each of the persons named in the Summary Compensation Table set forth herein; and (iv) all directors and executive officers as a group.  The information set forth below for 5% stockholders was derived from publicly available reports made by the persons listed below on Forms 13G and 13D.  We have not attempted to verify any of this information.  All shares of our common stock issued prior to the effective date of our plan of reorganization were deemed cancelled as provided in our plan of reorganization.  Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.  For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person or group of persons has the right to acquire within 60 days.  For purposes of computing the percentage of outstanding shares held by each person or group of persons named below, any security which such person or persons has the right to acquire within 60 days (including shares which may be acquired upon exercise of warrants or upon exercise of vested portions of stock options) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  On May 14, 2008, there were 8,336,192 shares of Common Stock and 10,000 shares of our Preferred Stock outstanding.  Each holder of shares of Preferred Stock is entitled to cast that number of votes with regard to such shares of Preferred Stock as is equal to the number of votes that such holder would have been entitled to cast had such holder converted its shares into

Common Stock on the record date.  The holders of Preferred Stock will therefore be able to cast an aggregate of 642,266 votes at the annual meeting in respect of such Preferred Stock.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owner	Number	Percent of Class	Number	Percent of Class	Total Voting Power
Bay Harbour Management, L.L.C.(1) 885 Third Avenue New York, NY 10022	1,912,992	23.0%	5,000	50.0%	24.9%
Pension Benefit Guaranty Corporation (2) Agent: JP Morgan Investment Management, Inc. 522 Fifth Avenue New York, NY 10036	1,874,134	22.5%	—	—	20.9%
King Street Capital Management, L.L.C.(3) 65 East 55th Street 30th Floor New York, NY 10022	1,174,908	14.1%	3,000	30.0%	15.2%
CR Intrinsic Investors LLC (4) 72 Cummings Point Road Stamford, CT 06901	805,800	9.7%	2,000	20.0%	10.4%
Southpoint Capital Advisors, LP (5) 623 Fifth Avenue Suite 2503 New York, NY 10022	607,236	7.3%	—	—	6.8%
All directors and executive officers as a Group (14 persons)	—	—	—	—	—

Robert J. Kelly, Ben Evans, John E. Burke, Kevin P. Collins, Alan C. Levitan, Kurt M. Cellar, Scott Sozio, Gregory J. Young, Tod A. Nestor, Daniel J. Mahoney, Myles da Cunha, Lynn A. Leitzel, Kenneth Thompson and Christine McMahon

(1)          As reported in the Schedule 13D (Amendment No. 8) filed with the SEC on December 13, 2007.

(2)          On September 28, 2005, JP Morgan Investment Management, Inc., or JPMIM, as agent for the PBGC and pursuant to an investment management agreement between JPMIM and PBGC, received 1,874,134 of our common shares, which shares were distributed to the PBGC in accordance to our plan of reorganization.

(3)          As reported in the Schedule 13D (Amendment No. 1) filed with the SEC on December 13, 2007.

(4)          As reported in the Schedule 13D filed with the SEC on December 17, 2007.

(5)          As reported in the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 9, 2006.

Dated:  June 2, 2008